UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2014

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-7221	36-1115800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 14, 2014, Motorola Solutions, Inc., a Delaware corporation (the “Company”) and Zebra Technologies Corporation, a Delaware corporation (“Purchaser”), entered into a Master Acquisition Agreement (the “Master Acquisition Agreement”). The following description of the Master Acquisition Agreements does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Master Acquisition Agreement, which is attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Upon the terms and subject to the conditions set forth in the Master Acquisition Agreement, which has been approved by the Company’s board of directors, Purchaser has agreed to acquire (the “Acquisition”) the Company’s Enterprise business (the “Enterprise Business”). Certain assets of the Company relating to the Enterprise Business will be excluded from the transaction and retained by the Company, including the Company’s iDEN infrastructure business, as described in the Master Acquisition Agreement.

The Acquisition is structured as a combination of stock and asset sales and a merger of certain U.S. entities, including the sale of all the equity of Symbol Technologies, Inc. Upon the closing of the Acquisition, Purchaser will pay to the Company $3.45 billion in cash, subject to a working capital adjustment. In addition, Purchaser will assume certain liabilities related to the Enterprise Business under the terms of the Master Acquisition Agreement.

In addition, the Company agreed that it will not, and will not permit its affiliates to, compete with the Enterprise Business (subject to certain exceptions) for a period of three years after the closing date, under the terms specified in the Master Acquisition Agreement.

Completion of the Acquisition is subject to various conditions, including, among others, (i) no order or other legal restraint or prohibition being in effect that would prohibit or prevent the transactions from being consummated; (ii) no legal proceeding having been commenced by any governmental entity that seeks to prevent, prohibit or make illegal the transactions to be consummated; (iii) certain specified filings with governmental entities having been made; (iv) all consents and approvals of certain specified governmental entities having been obtained; and (v) the applicable waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act having expired or otherwise having been terminated. Each party’s obligation to consummate the Acquisition is also subject to certain additional conditions, including performance in all material respects by the other party of its obligations under the Master Acquisition Agreement.

The Master Acquisition Agreement contains representations, warranties and covenants of the Company and Purchaser as set forth therein, including, among others, covenants (a) of the Company to conduct the Enterprise Business and hold for use the acquired assets in the ordinary course during the interim period between the execution of the Master Acquisition Agreement and completion of the Acquisition, (b) of the Company not to engage in certain transactions with respect to the Enterprise Business during the interim period except with the written consent of Purchaser, and (c) of the parties to cooperate fully in taking all actions necessary, proper or advisable to consummate the transactions contemplated by the Master Acquisition Agreement.

The Purchaser intends to fund the Acquisition and the related fees, commissions and expenses with a combination of cash on hand and new financing. The Purchaser has obtained commitment letters from Morgan Stanley Senior Funding, Inc. to fund up to $2.0 billion under a new senior secured term loan facility, up to $250 million under a new senior secured revolving credit facility, and up to $1.25 billion under a bridge facility (less the aggregate proceeds of new unsecured senior notes that would be issued in a Rule 144A offering) (together, the “Financing”). The Purchaser has agreed to use reasonable best efforts to obtain the Financing and the Company has agreed to reasonably cooperate in Purchaser’s efforts to obtain the Financing. There is no financing condition to the Acquisition. However, in the event of a Financing Failure (as defined in the Master Acquisition Agreement) and subsequent termination of the Master Acquisition Agreement, the Company may be entitled to a termination fee in the amount of $250 million as the Company’s sole and exclusive remedy. In circumstances where the fee is not the sole and exclusive remedy, the Company will have available to it all other remedies as permitted by the Master Acquisition Agreement.

The Master Acquisition Agreement contains certain termination rights for both Purchaser and the Company, including if the closing of the Acquisition has not occurred by April 13, 2015.

The Master Acquisition Agreement is included to provide security holders with information regarding their terms. It is not intended to provide any other factual information about Purchaser, the Company or their respective subsidiaries and affiliates or the Enterprise Business. The Master Acquisition Agreement contains representations and warranties by each of the parties. These representations and warranties were made solely for the benefit of the other party and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified by confidential disclosure schedules that were delivered to the other party in connection with the signing of the agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in such agreement, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders and (d) were made only as of the date of the agreement or such other date or dates as may be specified in the agreement. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Purchaser, the Company, their respective subsidiaries and affiliates or the Enterprise Business.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Master Acquisition Agreement, dated April 14, 2014, by and between Motorola Solutions, Inc. and Purchaser.*

*	This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request by the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

Dated: April 16, 2014	By:	/s/ Mark S. Hacker
		Name:	Mark S. Hacker
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Master Acquisition Agreement, dated April 14, 2014, by and between Motorola Solutions, Inc. and Purchaser.*

*	This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request by the Commission.